Exhibit 32.01
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Michael Galvis, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of NYTEX Energy Holdings, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of NYTEX Energy Holdings, Inc.

	By:	/s/ MICHAEL GALVIS
Date: November 15, 2010	Name:	Michael Galvis
	Title:	Chief Executive Officer
I, Kenneth K Conte, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of NYTEX Energy Holdings, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of NYTEX Energy Holdings, Inc..

	By:	/s/ KENNETH K CONTE
Date: November 15, 2010	Name:	Kenneth K Conte
	Title:	Chief Financial Officer